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                                                                      EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

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                                                    COUNTRY/STATE
SUBSIDIARY                                          OF INCORPORATION       DOING BUSINESS AS
----------                                          ----------------       -----------------
Allied Fireside, Inc.                               Wisconsin              Allied Fireside, Inc.

Allsteel Inc                                        Illinois               Allsteel Inc.

BPI Inc.                                            Iowa                   BPI Inc.

The Gunlocke Company                                Iowa                   The Gunlocke Company

Hearth Technologies Inc.                            Iowa                   Hearth Technologies Inc.

Hearth Technologies Calgary Inc.                    Canada                 Hearth Technologies Calgary Inc.

HFM Partners                                        Iowa                   HFM Partners

HNI Services L.L.C.                                 Iowa                   HNI Services L.L.C.

Holga Inc.                                          Iowa                   Holga Inc.

The HON Company                                     Iowa                   The HON Company

HON Financial Corporation III                       Iowa                   HON Financial Corporation III

HON INDUSTRIAS S.de R.L.de C.V.                     Mexico                 HON INDUSTRIAS S.de R.L.de C.V.

HON INDUSTRIAS III S.de R.L.de C.V.                 Mexico                 HON INDUSTRIAS S.de R.L.de C.V.

HON INDUSTRIES (Canada) Inc.                        Canada                 HON INDUSTRIES (Canada) Inc.

HON International Inc.                              Iowa                   HON International Inc.

HON International (Mexico) L.L.C.                   Iowa                   HON International (Mexico) L.L.C.

HON Mexico Holdings Inc.                            Iowa                   HON Mexico Holdings Inc.

HON (Mexico) L.L.C.                                 Iowa                   HON (Mexico) L.L.C.

HON Technology Inc.                                 Iowa                   HON Technology Inc.

Panel Concepts, Inc.                                Delaware               Panel Concepts, Inc.

Pearl City Insurance Company                        Vermont                Pearl City Insurance Company

River Bend Capital Corporation                      Iowa                   River Bend Capital Corporation

T. M. Export Inc.                                   Barbados               T. M. Export Inc.

Chandler Attwood Limited                            Iowa                   Inactive

CorryHiebert Corporation                            Iowa                   Inactive

FWP L.L.C.                                          Iowa                   Inactive

Hearth Technologies (Canada) Inc.                   Canada                 Inactive

HON Internacional de Mexico S.de R.L.de C.V.        Mexico                 Inactive

1640-7041 Quebec Inc.                               Canada                 Inactive
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